AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                  MAXXON, INC.

                                ADOPTED EFFECTIVE

                                   May 1, 1997

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


                                TABLE OF CONTENTS
                             TO AMENDED AND RESTATED

                                     BYLAWS
                                       OF

                                  MAXXON, INC.


ARTICLE I -    OFFICES.......................................................................................................1

               SECTION 1.01.     Registered Office and Registered Agent......................................................1
               SECTION 1.02.     Other Offices...............................................................................1

ARTICLE II -   SHAREHOLDERS..................................................................................................1

               SECTION 2.01.     Place of Meeting............................................................................1
               SECTION 2.02.     Annual Meeting..............................................................................1
               SECTION 2.03.     Special Meetings............................................................................1
               SECTION 2.04.     Notice of Meetings..........................................................................2
               SECTION 2.05.     Quorum and Adjourned Meetings...............................................................2
               SECTION 2.06.     Conduct of Meetings.........................................................................3
               SECTION 2.07.     Voting .....................................................................................3
               SECTION 2.08.     Consent of Shareholders in Lieu of a Meeting................................................3
               SECTION 2.09.     Voting Lists................................................................................3

ARTICLE III -  BOARD OF DIRECTORS............................................................................................4

               SECTION 3.01.     Powers .....................................................................................4
               SECTION 3.02.     Number, Qualifications and Term of Office...................................................4
               SECTION 3.03.     Vacancies...................................................................................4
               SECTION 3.04.     Resignations................................................................................4
               SECTION 3.05.     Organization................................................................................5
               SECTION 3.06.     Place of Meetings...........................................................................5
               SECTION 3.07.     Organizational Meeting......................................................................5
               SECTION 3.08.     Regular Meetings............................................................................5
               SECTION 3.09.     Special Meetings............................................................................5
               SECTION 3.10      Quorum and Adjourned Meetings...............................................................5
               SECTION 3.11.     Unanimous Consent of Directors in Lieu of Meeting...........................................5
               SECTION 3.12.     Executive and Other Committees..............................................................6
               SECTION 3.13.     Compensation of Directors...................................................................6

ARTICLE IV -   NOTICE OF MEETINGS............................................................................................6

               SECTION 4.01.     Notice .....................................................................................6
               SECTION 4.02.     Waiver of Notice............................................................................7

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               SECTION 4.03.     Teleconference Meetings.....................................................................7

ARTICLE V -    OFFICERS......................................................................................................7

               SECTION 5.01      Number, Qualifications and Designation......................................................7
               SECTION 5.02      Election, Term of Office and Resignation....................................................7
               SECTION 5.03      Removal of Officers.........................................................................7
               SECTION 5.04      Chairman of the Board.......................................................................8
               SECTION 5.05      President...................................................................................8
               SECTION 5.06      Vice Presidents.............................................................................8
               SECTION 5.07      Secretary...................................................................................8
               SECTION 5.08      Treasurer...................................................................................9
               SECTION 5.09      Controller..................................................................................9
               SECTION 5.10      Assistant Officers..........................................................................9
               SECTION 5.11      Bonds ......................................................................................9
               SECTION 5.12      Compensation of Officers....................................................................9

ARTICLE VI -   CERTIFICATES OF STOCK........................................................................................10

               SECTION 6.01      Issuance ..................................................................................10
               SECTION 6.02      Transfer ..................................................................................10
               SECTION 6.03      Stock Certificates.........................................................................10
               SECTION 6.04      Lost, Stolen, Destroyed or Mutilated Certificates..........................................10
               SECTION 6.05.     Record Holder of Shares....................................................................10
               SECTION 6.06.     Determination of Record Date...............................................................11

ARTICLE VII -  INDEMNIFICATION OF DIRECTORS, OFFICERS ANDOTHER AUTHORIZED REPRESENTATIVES...................................11

               SECTION 7.01.     Indemnification of Authorized Representatives in

                                    Third Party Proceedings.................................................................11

               SECTION 7.02.     Indemnification of Authorized Representatives in

                                    Corporate Proceedings...................................................................12

               SECTION 7.03.     Mandatory Indemnification of Authorized Representatives....................................12
               SECTION 7.04.     Determination of Entitlement to Indemnification............................................12
               SECTION 7.05.     Advancing Expenses.........................................................................13
               SECTION 7.06.     Employee Benefit Plans.....................................................................13
               SECTION 7.07.     Scope .....................................................................................13
               SECTION 7.08.     Reliance ..................................................................................13
               SECTION 7.09.     Insurance..................................................................................14

ARTICLE VIII - GENERAL PROVISIONS...........................................................................................14

               SECTION 8.01.     Dividends..................................................................................14

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               SECTION 8.02.     Annual Statements..........................................................................14
               SECTION 8.03.     Contracts..................................................................................14
               SECTION 8.04.     Checks ....................................................................................14
               SECTION 8.05.     Corporate Seal.............................................................................14
               SECTION 8.06.     Deposits ..................................................................................15
               SECTION 8.07.     Amendment of Bylaws........................................................................15
               SECTION 8.08.     Fiscal Year................................................................................15
               SECTION 8.09.     Interested Directors.......................................................................15
               SECTION 8.10.     Form of Records............................................................................15

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                              AMENDED AND RESTATED
                                   B Y L A W S

                                       OF
                                  MAXXON, INC.

                                    ARTICLE I

                                     OFFICES

    SECTION 1.01. Registered Office and Registered Agent. The registered office and registered agent shall be designated in duly adopted actions of the Board of Directors. Each registered office and registered agent may be changed from time to time by a duly adopted action of the Board of Directors, and the Corporation shall file an appropriate statement of change of registered office or registered agent promptly after the taking of such action in accordance with applicable law.

    SECTION 1.02. Other Offices. The Corporation may also have offices at such other places within or without the state of incorporation of the Corporation as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II

                                  SHAREHOLDERS

    SECTION 2.01. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the principal executive office of the Corporation unless otherwise determined by the Board of Directors and specified in the notice of meeting, in which event the meeting shall be held at the place within or without the state of incorporation as shall be designated in the notice of such meeting.

    SECTION 2.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board, the annual meeting shall be held on a third Tuesday in May, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 a.m. local time. Failure to hold an annual meeting shall not invalidate, alter or otherwise affect the validity of subsequent actions. At the annual meeting, the shareholders then entitled to vote shall elect Directors and shall transact such other business as may properly be brought before the meeting.

     SECTION 2.03. Special Meetings. Special meetings of the shareholders of the Corporation as a whole, and meetings of a particular class or series of shareholders of the

Corporation may be called for any purpose or purposes for which meetings may lawfully be called at any time by the Chief Executive Officer of the Corporation or by a majority of the Board of Directors, and shall be called after the Corporation's receipt of the request in writing from shareholders owning of record one-fourth of the amount of each class or series of stock of the Corporation issued and outstanding and entitled to vote. Every request for a special meeting shall state the specific purposes of the meeting. The date of the meeting shall be held at such date and time as the Chief Executive Officer of the Corporation shall fix, not less than 10 days nor more than 60 days after the receipt of the request, and the Secretary shall give due notice thereof. If the Chief Executive Officer of the Corporation shall neglect or refuse to fix the time and date of such meeting or shall fail to cause the Secretary to give notice thereof, the person or persons calling the meeting may do so.

    SECTION 2.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purposes thereof.

    SECTION 2.05. Quorum and Adjourned Meetings. The record holders in the aggregate of a majority of stock issued and outstanding (excluding treasury stock) and entitled to vote at a shareholders meeting and who are present in person or represented by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Corporation's Certificate of Incorporation or by these Bylaws. If the matter presented for action at any meeting of shareholders is one which requires voting by class or series of stock, then holders of a majority of each class or series effected who are present in person or by proxy shall constitute a quorum for such class or series. If a quorum of one or more classes or series of stock is present, in person or by proxy, shareholders holding that class or series of stock may act for that class or series, even if a quorum is not present for other classes or series. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat who are present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is present at any meeting, the vote of the record owners holding a majority of the stock having voting power, present in person or represented by proxy, shall decide all questions brought before such meeting, unless the question is one upon which, by expressed provision of applicable law, the Corporation's Certificate of Incorporation or these Bylaws, a different vote is required, in which case such expressed provision shall govern and control the decision of such question. The affirmative vote or consent of the holders of a majority of a class or series of stock, voting as a class, shall constitute action by that class or series, unless applicable law, the Corporation's Certificate of Incorporation or these Bylaws expressly provides a different vote, in which case such expressed provision shall control. Once a meeting is duly organized and a quorum is present, the shareholders who are present in

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person  or  represented  by  proxy  may  continue  to  conduct   business  until
adjournment, even after withdrawal of enough shareholders to leave less than a quorum present.

    SECTION 2.06. Conduct of Meetings. All annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine, subject to the requirements of applicable law, and as to matters not governed by such rules and procedures, the chairman of the meeting shall determine in good faith the procedures to be followed. The chairman of any annual or special meeting of shareholders shall be the Chief Executive Officer of the Corporation, unless the Board of Directors or shareholders entitled to vote thereat select a different person to be chairman of the meeting. The Secretary or other person designated by the chairman of the meeting, shall act as secretary of the meeting.

    SECTION 2.07. Voting. Unless the Certificate of Incorporation provides otherwise, each shareholder of record shall be entitled to one vote in person or by proxy for each share of stock having voting power and held of record by such shareholder. No cumulative voting for the election of Directors shall be permitted unless expressly permitted by the Certificate of Incorporation. No proxy shall be voted more than three years after its date, unless the proxy specifically provides for a longer period and the law permits.

    SECTION 2.08. Consent of Shareholders in Lieu of a Meeting. Any action required or permitted to be taken at a meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of record of stock (by class or series of stock where voting by class or series of stock is required) having not less than the minimum number of votes that would be necessary to authorize the taking of such action. Prompt notice of the taking of action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote on the action who did not consent in writing to such action.

    SECTION 2.09. Voting Lists. At least ten (10) days before every meeting of shareholders, the Secretary shall cause the Corporation to prepare a complete list of the shareholders of record entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each shareholder, the number of shares registered in the name of each shareholder and the class or series of stock held. Such list shall be open to the examination of any shareholder of record for any lawful purpose during ordinary business hours for a period of at least ten (10) days prior to the meeting either at the principal executive office of the Corporation or at the place where the meeting is to be held. The list shall also be available and open for inspection during the whole time of the meeting and may be inspected by any shareholder of record or authorized representative who is present.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

    SECTION 3.01. Powers. The Board of Directors shall have full power to manage the business and affairs of the Corporation. All powers of the Corporation, except those specifically reserved to the shareholders by law, the Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

    SECTION 3.02. Number, Qualifications and Term of Office. The Board of Directors shall consist of such number of directors as may be determined from time to time by resolution of the Board of Directors. No director need be an officer or shareholder of the Corporation, but each Director shall be a natural person 21 years of age or older. Each Director shall serve until the next annual meeting of the shareholders or until the Director's successor shall have been duly elected and qualified, except in the event of the Director's death, resignation or removal.

    SECTION 3.03. Vacancies. Except as provided by law or the Certificate of Incorporation of the Corporation, any Director may be removed, either for or without cause, at any meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director; provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting and further provided, if a Director is elected by a class or series of shareholders, the Director may not be removed without the action of a majority of the shareholders of that class or series, except as provided by law, except as provided by law or the Certificate of Incorporation of the corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next annual election or until his successor is duly elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), a court of competent jurisdiction may, upon application of shareholders holding of record at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the Directors chosen by the Directors then in office.

    SECTION 3.04. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect upon receipt by the Corporation of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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    SECTION 3.05. Organization.  At every meeting of the Board of Directors, the
Chairman of the Board, if there be one, or, in the case of a vacancy or incapacity in the office or absence of the Chairman of the Board, the Director chosen by a majority of the Directors present, shall be the chairman of the meeting and shall preside, and the person appointed by the chairman of the meeting shall act as secretary of the meeting.

    SECTION 3.06. Place of Meetings. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the state of incorporation as the Board of Directors may from time to time select, as designated in the notice calling the meeting.

    SECTION 3.07. Organizational Meeting. The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of Common shareholders, unless the shareholders shall determine otherwise.

    SECTION 3.08. Regular Meetings. Regular meetings of the Board of Directors may be held without further notice after the regular schedule of meetings has been determined and approved at such time and place as shall be designated from time to time by a duly adopted action of the Board of Directors.

    SECTION 3.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by two or more of the Directors. Notice of each special meeting shall be given to each director by telephone, telegram, telecopy, in writing or in person at least 24 hours (in the case of notice by telephone, in person or actual notice however received) or 48 hours (in the case of notice by telegram, or telecopy or similar wire communication) or five (5) days (in the case of notice by mail or otherwise) before the time at which the meeting is to be held. Each such notice shall state the date, time and place of the meeting to be so held.

    SECTION 3.10 Quorum and Adjourned Meetings. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business; and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. Proxies of Directors shall not be counted to determine a quorum for meetings of the Board of Directors, or for any other purpose, and a Director may not vote by proxy at a meeting of the Board of Directors. If a quorum is not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 3.11. Unanimous Consent of Directors in Lieu of a Meeting. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, without prior notice and without a vote if all members of the Board or such Committee, as the case may be, consent thereto in writing either before or after the taking of action with respect thereto. The written consent shall be filed with the minutes of proceedings of the Board or that Committee.

    SECTION 3.12. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees. Each Committee shall consist of one or more Directors. Only to the extent expressly provided in the resolution establishing any Committee and only to the extent such Committee is not otherwise restricted or limited by applicable law or the Certificate of Incorporation or these Bylaws, any Committee of the Board shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger and to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to (1) amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of the stock adopted by the Board of Directors, as permitted by applicable law, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation not issued and outstanding), (2) adopt an agreement of merger or consolidation, (3) recommend to the shareholders the sale, lease or exchange, of all or substantially all of the Corporation's property and assets, (4) recommend to the shareholders the dissolution of the Corporation or a revocation of a dissolution, or (5) amend the Bylaws of the Corporation. Each Committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each Committee shall keep regular minutes of its meetings and file the same with the minutes of the Board of Directors.

    SECTION 3.13. Compensation of Directors. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be reimbursed their actual reasonable expenses, if any, of attendance at any meeting of the Board of Directors and any Committee thereof and may be paid a fixed sum for attendance at each such meeting or a fixed salary as determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                               NOTICE OF MEETINGS

    SECTION 4.01. Notice. Whenever notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at the person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to shareholders may also be given in accordance with
Section 2.04 of Article II hereof, and notice to Directors may also be given in accordance with Section 3.09 of Article III hereof.

     SECTION 4.02. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Presence in person at any meeting of the shareholders, the Board of Directors or any Committee of the Board shall constitute a waiver of notice of that meeting, unless the person in attendance expressly states at the outset of the meeting that the person's presence is for the purpose of objecting to notice. Except in the case of a special meeting of shareholders and as otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors, or Committee of Directors need be specified in any written waiver of notice of such meeting.

    SECTION 4.03. Teleconference Meetings. One or more shareholders, Directors or members of a Committee of Directors may participate in a meeting of the shareholders, the Board, or of a Committee of the Board, by means of conference communications or similar communications equipment; provided that all persons participating in the meeting can hear each other and participate in discussions thereof. Participation by conference communication equipment at a meeting shall have the same effect as being present in person at such meeting.

                                    ARTICLE V

                                    OFFICERS

    SECTION 5.01 Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.02 of this Article. Any person may hold more than one office. Officers may be, but need not be, Directors or shareholders of the Corporation. The Board of Directors may from time to time elect such other officers as it deems necessary or appropriate, who shall exercise such powers and perform such duties as are provided in these Bylaws and as the Board of Directors may from time to time determine.

    SECTION 5.02 Election, Term of Office and Resignation. The officers of the Corporation shall be elected annually by the Board of Directors, and each such officer shall hold office until a successor shall have been elected and qualified, or until the officer's death, resignation, or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect upon receipt by the Corporation of such notice, or such other date as specified in such notice.

    SECTION 5.03 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

    SECTION 5.04 Chairman of the Board. If the Board of Directors elects a Chairman of the Board, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders (unless the shareholders entitled to vote thereat select a different person to so act) and the Board of Directors and shall assist the Board of Directors in the formulation of policies to be pursued by the executive management of the Corporation. It shall be the responsibility of the Chairman of the Board to see that the policies established by the Board of Directors are carried into effect. The Chairman of the Board may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and the Chairman of the Board shall perform all duties incident to the office of Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time.

    SECTION 5.05 President. The President shall be the Chief Operating Officer of the Corporation, shall report to the Chairman of the Board, if one is elected, and shall have general supervisory responsibility over all operations of the Corporation, subject to the control of the Board of Directors. If a Chairman of the Board is not elected and in the absence or incapacity of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board, including all duties as Chief Executive Officer of the Corporation. The President shall execute and deliver, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, subject to supervision by the Chairman of the Board, if one is elected, the President shall perform all duties incident to the office of Chief Operating Officer of the Corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

    SECTION 5.06 Vice Presidents. The Vice Presidents, in the order of the designation by the Board of Directors, shall perform the duties of the President in the President's absence or incapacity and such other duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or by the President.

    SECTION 5.07 Secretary. Unless the chairman of the meeting provides otherwise, the Secretary shall attend all meetings of the shareholders, the Board of Directors and Committees thereof, shall record the minutes of the proceedings thereat and shall keep a current and complete record thereof. The Secretary shall publish, keep and maintain records and reports of the

Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the President. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, or the President may from time to time delegate to that Assistant Secretary.

    SECTION 5.08 Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation; shall have responsibility for the proper care and custody of all corporate funds and securities; shall keep full, accurate and complete records, receipts and disbursements of the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render a report to the Board of Directors, whenever requested, of the financial condition of the Corporation; and shall perform such other duties as the Board of Directors may prescribe. In the absence or incapacity of a Corporate Controller, the Treasurer shall also be responsible for the performance of all the duties of the Controller. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time delegate to that Assistant Treasurer.

    SECTION 5.09 Controller. The Controller, if one is elected, shall be the Chief Accounting Officer of the Corporation and shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the Corporation. The Controller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the Corporation. The Controller shall cause to be prepared statements of the financial condition of the Corporation and proper profit and loss statements covering the operations of the Corporation and such other and additional financial statements, if any, as the Chairman of the Board, the President, the Treasurer or the Board of Directors from time to time shall require. The Controller shall work under the direct supervision of the Treasurer and also shall perform such other duties as may be assigned to the Controller by the Board of Directors, the Chairman of the Board or the President.

    SECTION 5.10 Assistant Officers. The Board of Directors may appoint one or more assistant officers. Each assistant officer shall, at the request of or in the absence or incapacity of the officer to whom the person is an assistant, perform the duties of such officer and shall have such other authority and perform such other duties as the Board of Directors may prescribe.

    SECTION 5.11 Bonds. If required by the Board of Directors, any officer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of the officer's office and for the restoration to the Corporation, in case of the officer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

    SECTION 5.12 Compensation of Officers. The compensation of the officers of the Corporation shall be determined from time to time by the Board of Directors.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

    SECTION 6.01 Issuance. Each shareholder shall be entitled to a certificate or certificates representing shares of stock of the Corporation owned of record. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as issued. Certificates shall be signed by the Chairman, President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Any or all of the signatures and the corporate seal upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, the certificate shall be valid and of the same force and effect as if the person continued to be such officer, transfer agent or registrar.

    SECTION 6.02 Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to compliance with applicable law, it shall be the duty of the Corporation to issue a new certificate of like form to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with applicable law.

    SECTION 6.03 Stock Certificates. Stock certificates for each class and series of stock of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock transfer books for each class and series of stock and the blank stock certificates shall be kept by the Secretary or by any officer or agency designated by the Board of Directors for that purpose.

    SECTION 6.04 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated upon the receipt by the Corporation of an affidavit of that fact by the record owner claiming the certificate of stock to be lost, stolen, destroyed or mutilated. When authorizing issuance of a replacement certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the record owner of such lost, stolen, destroyed or mutilated certificate, or the person's legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, destroyed or mutilated.

    SECTION 6.05. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record and beneficial owner of shares to receive notices, to receive dividends, to exercise voting rights and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, even if the Corporation shall have notice thereof.

    SECTION 6.06. Determination of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action or purpose, the Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting or any other action.

    If no record date is fixed:

    (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

    (2) The record date for determining shareholders entitled to express consent to actions in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

    (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

    SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. To the maximum extent not prohibited by law, the Corporation shall indemnify any person who was or is an authorized representative of the Corporation (which shall mean for purposes of this Article a Director or officer of the Corporation or another person serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other business enterprise) and who was or is a party (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any third party proceeding (which shall mean for purposes of this Article, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys' fees and expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

    SECTION 7.02.  Indemnification  of Authorized  Representatives  in Corporate
Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to be indemnified to the extent such court shall order.

    SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

    SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances, because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

     (1) By the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or

     (2) If such a quorum of the Board of Directors is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

     (3) By the shareholders voting in the aggregate and not by class or series.

    SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

     SECTION 7.06. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

    SECTION 7.07. Scope. The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative, and (3) inure to the benefit of the heirs, executors and administrators of such a person.

    SECTION 7.08. Reliance. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

    SECTION 7.09. Insurance. The Corporation may but shall not be obligated to purchase and maintain insurance at its expense on behalf of any person who is or was an authorized representative against any liability asserted against such person in such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    SECTION 8.01. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting only out of funds or property lawfully available therefor under applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock or held by the Corporation, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in its absolute discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be in the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner and at the time the Board of Directors thereof so determines.

    SECTION 8.02. Annual Statements. The Board of Directors, through the officers of the Corporation, shall present at each annual shareholders meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

    SECTION 8.03. Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

    SECTION 8.04. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

    SECTION 8.05. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal", and the state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    SECTION 8.06. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate; and all such funds may be withdrawn only upon checks or withdrawal requests signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

    SECTION 8.07. Amendment of Bylaws. These Bylaws may be altered, amended, restated or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal, restatement or adoption of new bylaws is contained in the notice of such special meeting.

    SECTION 8.08. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December, unless otherwise provided by resolution of the Board of Directors.

    SECTION 8.09. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other company, partnership, association or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because the Director's or officer's vote is counted for such purpose, if: (1) the material facts as to the relationship or interest are disclosed to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to the relationship or interest are disclosed to the shareholders or Directors entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or Board of Directors; or (3) the contract or transaction is determined to be fair as to the Corporation as of the time it is authorized, approved, adopted or ratified by the Board of Directors or a Committee thereof or by the shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Committee of the Board which authorizes the contract or transaction.

    SECTION 8.10. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the same.

                            CERRO MINING CORPORATION

                                     BYLAWS

                                    ARTICLE I

                                     Offices

     1.1 Principal Office: The principal offices of the Corporation shall initially be at 1321 West 8th Avenue, Vancouver, British Columbia, Canada V6H-3W4, but the Board of Directors, in its discretion may keep and maintain offices wherever the business of the Corporation may require.

     1.2 Registered Office and Agent: The Corporation shall have and continuously maintain in the State of Nevada a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the Articles of incorporation. The Corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Nevada.

                                   ARTICLE II

                                  Shareholders

     2.1 Time and Place: Any meeting of the shareholders may be held at such time and place, within or outside of the State of Nevada, as may be fixed by the Board of Directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

     2.2 Annual Meeting: The annual meeting of the shareholders shall be held at the principal offices of the Corporation on the twenty-sixth (26) day of April each year or at such other place or on such other date as the Board of Directors may determine.

     2.3 Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or the holders of not less that 30% of the shareholders entitled to vote at the meeting.

     2.4 Closing of Transfer Books or Fixing of Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer boos shall be closed for any stated period not exceeding sixty (60) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any meeting of shareholders, such date in any case to be not more that sixty (60) days and not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

     2.5 Voting List: At least ten days before each meeting of shareholders, the Secretary of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of any number of shares held by each shareholder. This list shall be kept on file at the principal office of the Corporation for period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the Corporation and during the whole time of the meeting.

CERRO MINING CORPORATION                                            Page 1 of 11
BYLAWS DATED November 14, 1996

     2.6 Notices: Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty
(60) days before the date of the meeting. Notice shall be given either personally or by mail, by or at the direction of the President, the Secretary, or the officer for person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation.

          2.6.1 If requested by the person or persons lawfully calling such meeting, the Secretary shall give notice thereof at the corporate expense. No notice need be sent to any shareholder of record if three successive letters mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is provided to the Corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder's mailing address as shown on the Corporation's books and records.

          2.6.2 When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place of such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          2.6.3 By attending a meeting, either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business of the meeting. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a matter not within the purpose of purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     2.7 Certification Procedure for Beneficial Owners: The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth: (i) the classification of shareholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and the information to be contained therein; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the time within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure that the board deems necessary or desirable. Upon receipt by the Corporation of a certificate complying with this procedure, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of share specified in place of the shareholder making the certification.

     2.8 Quorum: Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

CERRO MINING CORPORATION                                            Page 2 of 11
BYLAWS DATED November 14, 1996

     2.9 Voting and Proxies: Except as otherwise provided by law, all matters shall be decided by vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on such matters submitted to a vote of the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall by valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

     2.10 Voting of shares by Certain Holders: Neither treasury shares, not shares of its own stock held by the Corporation in a fiduciary capacity, not shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Redeemable shares which have been called for redemption shall not be entitled to vote on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender or certificates therefor.

     Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the by laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares entitled to vote and held by a personal representative, custodian, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into him name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into him name if he is authorized to vote the shares in an appropriate order of the court by which the receiver was appointed. Unless the Secretary of the
Corporation is given written note of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated, if shares or other securities having voting power are held of record in the name of two or more persons whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect: (1) if only one person votes, his vote binds all; (2) if two or more persons vote, the act of the majority in interest so voting binds all; or (3) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Nevada to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority even split for the purpose of this item (3) of this subparagraph shall be a majority or even split in interest. All other shares may be voted only by the record holder thereof, except as may be otherwise required by the laws of Nevada

     2.11 Waiver: Whenever law or these bylaws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called or convened.

CERRO MINING CORPORATION                                            Page 3 of 11
BYLAWS DATED November 14, 1996

     2.12 Action By Shareholders Without a Meeting: Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date specified in the consent.

                                   ARTICLE III

                                    Directors

     3.1 Authority of Board of Directors: The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation, except as otherwise provided by Nevada law or the Articles of Incorporation of the Corporation.

     3.2 Number: The number of directors of this Corporation shall, in no case, be less than one (1), nor more than five (5). Subject to such limitations, the number of directors shall be fixed by resolution of the board of Directors, and may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

     3.3 Qualification: Directors shall be natural persons at the age of eighteen years or older, but need not be residents of the State of Nevada or shareholders of the Corporation. Directors shall be removed in the manner provided by the Nevada Corporate Code.

     3.4 Election: The Board of Directors shall be elected at the annual meeting of shareholders or at a special meeting called for that purpose.

     3.5 Term: Each director shall be elected to hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

     3.6 Removal and Resignation: Any director may be removed at a shareholders meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of share entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the President or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

     3.7 Vacancies: Any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of the remaining majority of directors. A director elected to fill a vacancy shall hold office during the unexpired term of his or predecessor in office. A director elected to fill a position resulting from an increase in the Board of Directors shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

     3.8 Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. Not notice of this meeting of the Board of Directors need be given. The Board of Directors, or any committee designated by the Board of Directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice.

     3.9 Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The persons or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the Board of directors called by them.

     3.10 Notices: Notice of a special meeting stating the date, hour and place of such meeting shall be given to each member of the Board of Directors, or committee of the Board of Directors, by the Secretary, the President or the members of the Board or such committee calling the meeting. The notice

CERRO MINING CORPORATION                                            Page 4 of 11
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

may be deposited in the United State mail at lease five (5) days before the meeting addressed to the Director at the last address he or she has furnished to the Corporation of this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at lease three (3) days before the meeting in person, or by telephone, prepaid telegram, telex, facsimile, cablegram or radiogram, and such notice shall be deemed to have been given at the time, when the personal or telephone conversation occurs, or when the telegram, telex facsimile, cablegram or radiogram is either personally delivered to the Director or delivered to the last address of the director furnished to the Corporation by him or her for this purpose.

     3.11 Quorum: Except as provided in Section 3.7 of these bylaws, a majority of the number of directors fixed in accordance with these bylaws shall constitute a quorum for the transaction of business at all meeting of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise specifically required by law.

     3.12 Waiver: A written waiver of notice signed by a director entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.13 Attendance by Telephone: Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     3.14 Action by Directors Without a Meeting: Any action required to or which may be taken at a meeting of the Board of Directors, executive committee, or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

     3.15 Presumption of Assent: A director of the Corporation who is present at a meeting of the Board of Directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (i) he objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting; (ii) he contemporaneously requests that his dissent be entered in the minutes of the meeting; or (iii) he gives written notice of his dissent to the presiding officer of the meeting before its adjournment or delivers such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director may dissent to a specific acting at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

CERRO MINING CORPORATION                                            Page 5 of 11
BYLAWS DATED November 14, 1996

                                   ARTICLE IV

                                   Committees

     4.1 Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the Board of Directors, except that no such committee shall have the authority to: (i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by the Nevada Business Corporation Act to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend the bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (viii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares provided that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares or any contract thereof and, in the case of a series, the designation thereof, may, pursuant to the general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, or voting or preferential rights, and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State under the Nevada Business Corporation Act.

     Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, nor a member of the committee in question, with his responsibility to conform to the standard of care set forth in Article V of these Bylaws

                                                     ARTICLE V

                                                     Standard

     5.1 Standard of Care: A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in food faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care as an ordinarily prudent person in a like position should use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the Corporation. Any provision in these bylaws to the contrary notwithstanding, to the fullest extent permitted by the Nevada Business Corporation Act as the same exists or may thereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     The designated persons on whom a director is entitled to rely are: (1) one or more officers of employees of the Corporation whom the director reasonable believes to be reliable and competent in the matters presented; (2) counsel, public accountants, or other persons as to matters which the directo4r reasonably believes to be within such persons' professional or expert competence; or (3) a committee of the board upon which the director does not serve, duly designated in accordance with Article IV of these bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                                   ARTICLE VI

CERRO MINING CORPORATION                                            Page 6 of 11
BYLAWS DATED November 14, 1996

                                    Officers

     6.1 Number and Election: The officers of the Corporation shall be a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors. In addition, the Board of Directors may elect one or more Vice Presidents, and the Board of Directors may appoint one or more Assistant Secretaries or Assistant Treasurers, and such other subordinate officers as they shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may als9o appoint a Chief Executive Officer, who may also serve in the capacity of President of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers of the Corporation shall be natural persons of the age of eighteen years or older.

     6.2 President: The President shall be the chief executive officer of the Corporation unless a separate Chief Executive Officer has been appointed by the Board of Directors in accordance with Section 6.1. He or she shall preside at all meetings of shareholders and of the Board of Directors. Subject to the direction and control of the Board of Directors, he or she shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carries into effect. He or she may execute contracts, deeds and other instruments on behalf of the Corporation as is necessary and appropriate. He or she shall perform such additional functions and duties as are appropriate and customary for the office of President and as the Board of Directors may prescribe from time to time.

     6.3 Vice President: The Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be the officer(s) next in seniority after the President and the Chief Executive Officer, if one has been appointed by the Board of Directors. Each Vice President shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the Board of Directors or President. Upon the death, absence or disability of the President, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the President.

     6.4 Secretary: The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his or her signature), and perform such other functions and duties as are appropriate and customary for the office of Secretary as the Board of Directors or the President may prescribe from time to time.

     6.5 Assistant Secretary: The Assistant Secretary, or it there shall be more than one, the Assistant Secretaries in order determined by the Board of Directors or the President, shall in the death, absence, or disability of the Secretary or in case such duties are specifically delegated to him by the Board of Directors, President or Secretary, perform the duties and exercise the powers of the Secretary and shall, under the supervision of the Secretary, perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors or the President.

     6.6 Treasurer: The Treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation and shall be responsible for the preparation and filing of tax returns. He or she shall receive all moneys paid to the Corporation, and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He or she shall also have charge of disbursement of the funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors. He or she shall perform such other

CERRO MINING CORPORATION                                            Page 7 of 11
BYLAWS DATED November 14, 1996
duties and have such other powers as are appropriate and customary for the office of Treasurer as the Board of Directors of President may prescribe from time to time.

     6.7 Assistant Treasurer: The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the President, shall, in the death, absence, or disability of the Treasurer or in case such duties are specifically delegated to him or her by the Board of Directors, President or Treasurer, perform the duties and exercise the powers of the Treasurer, and shall, under the supervision of the Treasurer, perform such other duties and have such other powers as the Board of Directors or the President may prescribe from time to time.

     6.8 Removal and Resignation: Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice of his or her resignation to the president or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any other office of the Corporation may be filled by the President for the unexpired portion of the term.

     6.9 Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

                                   ARTICLE VII

                                      Stock

     7.1 Certificates: Certificates representing shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face: (1) that the Corporation is organized under the laws of the State of Nevada; (2) the nave of the person to whom issued; (3) the number of shares which the certificate represents: (4) the par value, if any, of each share represented by the certificate; and (5) any restrictions placed upon the transfer of the shares represented by the certificate.

     7.2 Facsimile Signatures: When a certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been place upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     7.3 Consideration for Shares: Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Such consideration may consist in whole or in part of money, other property, tangible or intangible, other securities of the Corporation, labor or services actually performed for the Corporation, or contracts for services to be performed for the Corporation. Neither the promissory note of a subscriber or direct purchaser of shares from the Corporation not the unsecured or nonnegotiable promissory note of any other person shall constitute payment or part payment for shares of the Corporation. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

     7.4 Lost Certificates: In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion

CERRO MINING CORPORATION                                            Page 8 of 11
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

require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

     7.5 Transfer of Stock: Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate, except as may otherwise be expressly provided by the statutes of the State of Nevada or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on its books as the owner of those shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

     7.6 Transfer Agent, Registrars, and Paying Agents: The board may at is discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. Such agents and registrars may be entitles to such compensation as may be agreed.

                                  ARTICLE VIII

                       Indemnification of Certain Persons

     8.1 Authority for Indemnification: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of any foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan ("Any Proper Person"), shall be indemnified by the Corporation against expenses (including attorneys fees), judgements, penalties, fines, (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonable incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 8.4 of this Article that he conducted himself in good faith and the he: (1) reasonably believed, in the case of conduct in his official capacity with the Corporation , that his conduct was in the Corporation's best interests; of (2) in all other cases (except criminal cases) believed that his conduct was at least not opposed to the Corporation's best interests; or (3) with respect to criminal proceedings had no reasonable cause to believe his conduct was unlawful. A person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent of this Corporation and when he is acting on this Corporation's behalf for some other entity. Not indemnification shall be made under this section to a director with respect to any claim, issue or matter in connection with a proceeding by or in the right of a proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Further, indemnification under this Section in connection with the proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. These limitations shall apply to directors only and not to officer, employees, fiduciaries, or agents of the Corporation.

     8.2 Right to Indemnification: The Corporation shall indemnify any Proper Person who has been wholly successful on the merits or otherwise, in defense of any action, suit, or proceeding referred to in Section 8.1 of this Article against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

CERRO MINING CORPORATION                                            Page 9 of 11
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

     8.3 Effect of Termination of Action: The termination of any action, suit or proceeding by judgement, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability.

     8.4 Groups Authorized to Make Indemnification Determination: In all cases except where there is a right to indemnification set forth in Section 8.2 of this article or where indemnification is ordered by a court, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has net the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the Board of Directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained or the committee cannot be established, or even if a Quorum can be obtained or the committee can be established by such Quorum or committee so directs, the determination shall be made by independent legal counsel selected by a vote of a quorum of the Board of Directors or a committee in the manner specified in this Section, or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by majority vote of the full board (including directors who are parties to the action) or by a vote of the shareholders.

     8.5 Court Ordered indemnification: Any Proper Person may apply of indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 8.2 of this Article, including indemnification for reasonably expenses incurred to obtain court-ordered indemnification. If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in
Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the individual has been adjudged liable, indemnification shall be limited to reasonable expenses incurred.

     8.6 Advance of Expenses: Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of: (1) a written affirmation of such Proper person's good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article; (2) a written undertaking, executed personally or on his behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment); and (3) a determination is made by the proper group (as described in Section 4 of this Article), that the facts as then known to the group would not preclude indemnification.

     8.7 Report to Shareholders: Any indemnification of or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                   ARTICLE IX

                             Provision of Insurance

     By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deem appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the

CERRO MINING CORPORATION                                           Page 10 of 11
BYLAWS DATED November 14, 1996

Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of Article VII or applicable law.

                                    ARTICLE X

                                  Miscellaneous

     10.1 Fiscal Year: The Board of Directors may, by resolution, adopt a fiscal year for this Corporation.

     10.2 Amendment of Bylaws: These bylaws may at any time and from time to time, be amended, supplemented, or repealed by the Board of Directors.

     These bylaws were adopted as the bylaws of the Corporation by a resolution of the Board of Directors dated November 14, 1996.

--------------------------------
s/s Carolyn Burns, Secretary

CERRO MINING CORPORATION                                           Page 11 of 11
BYLAWS DATED November 14, 1996